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EXHIBIT 11.1


                        TSI INTERNATIONAL SOFTWARE LTD.
                       COMPUTATION OF EARNINGS PER SHARE

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                                                              Three Months Ended                           Nine Months Ended
                                                                 September 30,                                September 30,
Primary:
                                                 ------------------------------------------     ------------------------------------

                                                         1997                   1996                   1997                1996
                                                         ----                   ----                   ----                ----
Weighted average common shares
   outstanding                                         8,943,664              2,886,822             4,905,869            2,886,822
Increment for shares issued within
   one year of the IPO                                   241,346                232,167               235,225              232,167
Common shares issued
   for conversion of preferred stock                           -              2,609,415             1,739,510            2,609,415
Dilutive effect of stock options                       1,539,231                456,928             1,034,388              203,079
                                                 ------------------     -------------------     ----------------    ---------------
Weighted average common and common
   equivalent shares outstanding                      10,724,241              6,185,332             7,914,992            5,931,483
                                                 ==================     ===================     ================    ===============


Net Income                                           $   789,100             $  517,900            $1,368,600           $  825,400
                                                 ==================     ===================     ================    ===============


Per Share Amount                                     $      0.07             $     0.08            $     0.17           $     0.14
                                                 ==================     ===================     ================    ===============
Fully Diluted:

Weighted average common shares
   outstanding                                         8,943,664              2,886,822             4,905,869            2,886,822
Increment for shares issued within
   one year of the IPO                                   241,346                232,167               235,225              232,167
Common shares issued
   for conversion of preferred stock                           -              2,609,415             1,739,510            2,609,415
Dilutive effect of stock options                       1,539,231                456,928             1,034,388              203,079
                                                 ------------------     -------------------     ----------------    ---------------

Weighted average common and common
   equivalent shares outstanding                      10,724,241              6,185,332             7,914,992            5,931,483
                                                 ==================     ===================     ================    ===============


Net Income                                           $   789,100             $  517,900            $1,368,600           $  825,500
                                                 ==================     ===================     ================    ===============


Per Share Amount                                     $      0.07             $     0.08            $     0.17           $     0.14
                                                 ==================     ===================     ================    ===============

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